Exhibit 99.1

Generex Announces Details of Investor Conference Call - Tuesday, January 29, 2013

WORCESTER, Mass. and TORONTO, Jan. 29, 2013 /PRNewswire/ -- Generex Biotechnology Corporation (www.generex.com) (OTCBB: GNBT) previously announced that Company management has scheduled an investor conference call for Thursday, January 31, 2013.

Today, the Company provided the following information for access to the conference call:

Date of Call:    Thursday, January 31, 2013

Time of Call:   10 a.m. EST

Participant Operator Assisted Toll-Free Dial-In Number: (877) 312-5845

Participant Operator Assisted International Dial-In Number: (970) 315-0470

The purpose of the call is to provide the Company's stockholders with a review of recent Company activity and management's go-forward plans.  The discussion will include:  the clinical and regulatory status of the AE37 breast cancer vaccine and business development initiatives; the clinical and regulatory status of the Generex Oral-lyn™ buccal insulin spray product; the status of the proposed spinout of Antigen Express; Company finances; and, the annual and special meeting of the Company's stockholders (scheduled for March 28, 2013).

Participating in the call on behalf of the Company will be:

•	Mark Fletcher, President & Chief Executive Officer
•	John Barratt, Chairman of the Board
•	Dr. Eric von Hofe, President of Antigen Express, Inc.
•	Dr. James H. Anderson, Jr., Director and Senior Scientific Advisor
•	Dr. David Brusegard, Chief Operating Officer

Company stockholders are invited to phone in questions and comments for the management team.  Audio replay of the call will be available on the Generex website following the call.

About Generex Biotechnology Corporation
Generex is engaged in the research, development, and commercialization of drug delivery systems and technologies. Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs). The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device. Antigen Express, Inc. is a wholly owned subsidiary of Generex. The core platform technologies of Antigen Express comprise immunotherapeutic vaccines for the treatment of malignant, infectious, allergic, and autoimmune diseases. Antigen Express has pioneered the use of specific CD4+ T-helper stimulation technologies in immunotherapy. One focuses on modification of peptides with Ii-Key to increase potency while a second relies on inhibition of expression of the Ii protein. Antigen Express scientists, and others, have shown clearly that suppression of expression of the Ii protein in cancer cells allows for potent stimulation of T-helper cells and prevents the further growth of cancer cells. For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

Cautionary Note Regarding Forward-Looking Statements
This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any "phase" of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.